As filed with the Securities and Exchange Commission on February 6, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PAVMED INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1214177
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

360 Madison Avenue, 25th Floor

New York, NY 10017

(Address of Principal Executive Offices) (Zip Code)

PAVMED INC. SECOND AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Dr. Lishan Aklog, Chairman and Chief Executive Officer

PAVmed Inc.

360 Madison Avenue, 25th Floor

New York, NY 10017

(Name and address of agent for service)

(917) 813-1828

(Telephone number, including area code, of agent for service)

with a copy to:

David Alan Miller, Esq.

Eric T. Schwartz, Esq.

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 44th floor

New York, NY 10174

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

EXPLANATORY NOTE

This registration statement is filed by PAVmed Inc. (the “Company”) to register an additional 166,667 shares of the Company’s common stock issuable pursuant to the Company’s Second Amended and Restated Employee Stock Purchase Plan (the “Plan”), consisting of additional securities in accordance with Section 3 thereof, and consists of only those items required by General Instruction E to Form S-8. The Company hereby incorporates by reference into this registration statement the contents of the prior registration statement on Form S-8 relating to the Plan, filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2019 (File No. 333-231674), September 1, 2020 (File No. 333-248529), August 4, 2021 (File No. 333-258458), April 13, 2022 (File No. 333-264272), and February 10, 2023 (File No. 333-269701).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The information required by this Part I is omitted from this Registration Statement in accordance with rules and regulations under the Securities Act of 1933, as amended (“Securities Act”), and the Note to Part I of Form S-8. The documents containing the information specified in this Part I will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents that we have previously filed with the SEC are incorporated by reference in this registration statement (excluding any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 and any exhibits included with such items):

●	The Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed on March 14, 2023).

●	The quarterly reports on Form 10-Q for each of the period ended March 31, 2023 (filed on May 15, 2023), the period ended June 30, 2023 (filed on August 14, 2023), and the period ended September 30, 2023 (filed on November 13, 2023).

●	The current reports on Form 8-K dated January 17, 2023 (filed on January 18, 2023), February 13, 2023 (filed on February 17, 2023), March 7, 2023 (filed on March 13, 2023), March 13, 2023 (filed on March 14, 2023), March 21, 2023 (filed on March 24, 2023), March 31, 2023 (filed on March 31, 2023), May 31, 2023 (filed on June 6, 2023), June 21, 2023 (filed on June 21, 2023), June 28, 2023 (filed on June 28, 2023), October 17, 2023 (filed on October 18, 2023), December 5, 2023 (filed on December 5, 2023), January 5, 2024 (filed on January 8, 2024) and January 26, 2024 (filed on January 30, 2024).

●	The Form 8-A dated January 28, 2016, which registers our common stock under Section 12(b) of the Exchange Act (filed on January 28, 2016), and Form 8-A filed on April 5, 2018, registering our Series Z Warrants, under Section 12(b) of the Exchange Act

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold (excluding any reports or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such items) will be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective date of filing. Any statement contained in a document incorporated by reference in this registration statement will be modified or superseded for all purposes to the extent that a statement contained in this registration statement or in any other subsequently filed document which is incorporated by reference modifies or replaces the statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 5.	Interests of Named Experts and Counsel.

Graubard Miller issued the opinion as to the legality of the shares of our common stock being registered pursuant to this registration statement. Graubard Miller and its partners own warrants to purchase shares of our common stock, which represent, in the aggregate, beneficial ownership of less than 1% of our common stock.

Item 8.	Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing procedures, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 6th day of February, 2024.

PAVMED INC.

By:	/s/ Lishan Aklog, M.D.
Lishan Aklog, M.D.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lishan Aklog, M.D. and Dennis M. McGrath, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, any and all amendments thereto (including post-effective amendments), and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures		Title	Date

By:	/s/ Lishan Aklog, M.D.	Chairman and Chief Executive Officer	February 6, 2024
	Lishan Aklog, M.D.	(Principal Executive Officer)

By:	/s/ Dennis M. McGrath	President and Chief Financial Officer	February 6, 2024
	Dennis M. McGrath	(Principal Financial and Accounting Officer)

By:	/s/ Michael J. Glennon	Vice Chairman and Director	February 6, 2024
Michael J. Glennon

By:	/s/ Tim Baxter	Director	February 6, 2024
Tim Baxter

By:	/s/ James L. Cox, M.D.	Director	February 6, 2024
James L. Cox, M.D.

By:	/s/ Joan B. Harvey	Director	February 6, 2024
Joan B. Harvey

By:	/s/ Ronald M. Sparks	Director	February 6, 2024
Ronald M. Sparks

By:	/s/ Debra J. White	Director	February 6, 2024
Debra J. White

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-203569)

3.2	Certificate of Amendment to Certificate of Incorporation, dated April 19, 2015 (incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-203569)

3.3	Certificate of Amendment to Certificate of Incorporation, dated October 1, 2018 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 2, 2018)

3.4	Certificate of Amendment to Certificate of Incorporation, dated June 26, 2019 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 27, 2019)

3.5	Certificate of Amendment to Certificate of Incorporation, dated July 24, 2020 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 27, 2020)

3.6	Certificate of Amendment to Certificate of Incorporation, dated June 21, 2022 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on June 22, 2022)

3.7	Certificate of Amendment to Certificate of Incorporation, dated December 5, 2023 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on December 5, 2023)

3.8	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K/A filed on April 20, 2018)

3.9	Certificate of Elimination of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock (incorporated by reference to the Registrant’s Current Report on Form 8-K/A filed on April 20, 2018)

3.10	Amended and Restated Bylaws (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on January 15, 2021)

4.1	Specimen PAVmed Inc. Common Stock Certificate (incorporated by reference to the Registrant’s Registration Statement on Form S-1, File No. 333-203569)

4.2	Form of Senior Secured Convertible Promissory Note of PAVmed Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 4, 2022)

4.3	Form of Senior Secured Convertible Promissory Note of Lucid Diagnostics Inc. (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on March 14, 2023)

5.1	Opinion of Graubard Miller (filed herewith)

10.1	PAVmed Inc. Second Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Annex B of the Definitive Proxy Statement on Schedule 14A filed on April 30, 2021)

23.1	Consent of Marcum LLP (filed herewith)

23.3	Consent of Graubard Miller (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

107	Calculation of Filing Fee Table (filed herewith)